                                                                    Exhibit 4.12

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                         AMERICAN TECHNOLOGY CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.____________                                       ____________, 2001

                          Void After September 30, 2006

     THIS CERTIFIES THAT, for value received, ____________________________, or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from American Technology Corporation, a Delaware corporation, (the "Corporation") up to _____________________ (______) shares of Common Stock of the Corporation (the "Common Stock"). The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued in connection with the authorization and issuance of Convertible Subordinated Promissory Notes ("Notes") due December 31, 2002 and limited to the aggregate principal amount of $3,000,000. Each purchaser of the Notes is granted a Warrant in connection therewith which upon exercise entitles the Holder to purchase one share of Common Stock of the Corporation at a purchase price of $2.00 for each $2.00 principal amount of Notes purchased thereunder.

     1.  Definitions. As used herein, the following terms shall have the
         -----------
following respective meanings:

         (a) "Exercise Period" shall mean the period commencing with the date beginning 48 hours after the date hereof and ending five (5) years from September 30, 2001, unless sooner terminated as provided below.

         (b) "Exercise Price" shall mean $2.00 per share, subject to adjustment pursuant to Section 6 below.

         (c) "Exercise Shares" shall mean the shares of the Corporation's Common Stock issuable upon exercise of this Warrant.

     2.  Exercise of Warrant. The rights represented by this Warrant may be
         -------------------
exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                                                                    Exhibit 4.12

         (a) An executed Notice of Exercise in the form attached hereto;

         (b) Payment of the Exercise Price either (i) in cash or by check, or
(ii) by cancellation of indebtedness; and

         (c) This Warrant or a true and correct copy thereof.

     Upon the exercise of the rights represented by this Warrant, certificates for the Exercise Shares so purchased shall be registered in the name of, and issued and delivered to the Holder, together with a warrant of like tenor and effect for any Exercise Shares not purchased upon partial exercise hereof.

     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.1  Net Exercise. Notwithstanding any provisions herein to the contrary,
          ------------
if the fair market value of one share of the Corporation's Common
Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with the properly endorsed Notice of Exercise in which event the Corporation shall issue to the Holder a number of shares of Common Stock computed using the following formula:

   X = Y (A-B)
       -------
          A

Where     X =  the number of shares of Common Stock to be issued to the Holder

          Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

          A = the fair market value of one share of the Corporation's Common Stock (at the date of such calculation)

          B =  Exercise Price (as adjusted to the date of such calculation)

     For purposes of this Section 2.1 fair market value of a share of Common Stock shall mean:

                                                                    Exhibit 4.12

         (i) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board of Directors to be the primary market for the Common Stock over the ten (10) trading day period ending on the date prior to the date the Warrant is exercised, as such prices are officially quoted in the composite tape of transactions on such exchange;

         (ii) If traded over-the-counter or if listed by the National Daily Quotation Service "Pink Sheets," the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the date the Warrant is exercised, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, any successor system, the Pink Sheets, or any exchange on which it is listed, whichever is applicable; or

         (iii) If there is no public market for the Common Stock, then the fair market value shall be determined by the Board of Directors of the Corporation in good faith.

     3.  Covenants of the Corporation.
         ----------------------------

         3.1  Covenants as to Exercise Shares. The Corporation covenants and
              -------------------------------
agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free from all preemptive rights of any shareholder and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         3.2  No Impairment. Except and to the extent as waived or consented to
              -------------
by the Holder, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                                                                    Exhibit 4.12


         3.3  Notices of Record Date. In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     4.  Representations of Holder.
         -------------------------

         4.1  Acquisition of Warrant for Personal Account; Financial Risk. The
              -----------------------------------------------------------
Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring are being acquired for, and will be held for, its account only. Holder has such knowledge and experience in financial and business matters, or Holders professional advisors who are not affiliated with and who are not associated with the Corporation have such knowledge and experience in financial or business matters, as to be capable of evaluating the merits and risks of its investment and of protecting their own interests in connection with the transaction, and has the ability to bear the economic risks of its investment and can afford a complete loss of Holder's investment.

         4.2  Accredited Investor. The Holder represents and warrants that it is
              -------------------
an "Accredited Investor" as that term is defined in Regulation D, Rule 501 of the Securities Act of 1933.

         4.3  Securities Are Not Registered.
              -----------------------------

              (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected by the issuance of this Warrant. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

              (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation hereunder to register the Warrant or the Exercise Shares or to comply with any exemption from such registration, provided, however, the Exercise Shares are subject to piggyback registration rights as set forth in Section 5 herein.

              (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are

                                                                    Exhibit 4.12

met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

         4.4  Disposition of Warrant and Exercise Shares.
              ------------------------------------------

              (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                  (i) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

              (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         5.   Registration Rights. The Corporation hereby grants Holder and
              -------------------
holders of Exercise Shares the "piggyback" registration rights set forth in
Section 10 of the Convertible Subordinated Promissory Note of even date herewith, by and among the Corporation and the Holder ("Note"). Notwithstanding anything to the contrary in the Note, such "piggyback" registration rights of Holder shall be fully transferable with this Warrant and the Exercise Shares subject to the terms of Section 4.4 herein.

                                                                    Exhibit 4.12


         6.   Adjustments. The Exercise Price and Exercise Shares purchaseable
              -----------
hereunder are subject to adjustment form time to time as follows:

              6.1  Recapitalizations, Reorganizations, etc. In the event of
                   ---------------------------------------
changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares or other property available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in
Section 8 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. Upon any adjustment pursuant to this Section 6, the Corporation shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Corporation. The notice shall be signed by the Corporation's' chief financial officer and shall state the Exercise Price resulting from such adjustment and number, class and kind of shares or other property purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

              6.2  Shares Issued for Less Than Exercise Price. If at any time or
                   ------------------------------------------
from time to time during the Exercise Period the Corporation sells any Common Stock or any indebtedness, bonds, debentures, notes, preferred stock or similar equity securities which are convertible into or exercisable for Common Stock at a price less than the Exercise Price, the Exercise Price shall thereupon be reduced to such lesser price. Notwithstanding anything to the contrary herein, the provisions of this Section 6.2 shall not apply to any such securities issued or to be issued pursuant to: (i) securities issued to employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization whereby the Corporation will own more than fifty (50%) of the voting power of such business segment of any such entity; (iii) securities issued to vendors or customers or to other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors; (iv) securities issued in corporate partnering transactions on terms approved by the Board of Directors; (v) securities issued in accordance with the terms of any of the Corporation's preferred stock or warrants outstanding on the date hereof; and (vi) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized which include an equity component which is not a major component of such borrowing. Notwithstanding anything to the contrary herein, the provisions of this Section 6.2 shall not apply to the first $100,000 in proceeds received by the Corporation from the sale of any

                                                                    Exhibit 4.12

Common Stock or any securities convertible into or exercisable for Common Stock or similar equity securities sold in any separate 180-day period beginning on the date of this Warrant and continuing throughout the Exercise Period. For example, to demonstrate the operation of the preceding sentence, the Corporation may sell such equity securities and receive $100,000 in the first 180-day period after the date of this Warrant, and after the expiration of the first 180-day period the Corporation may sell another $100,000 in such securities during the succeeding 180-day period, and the $200,000 in total proceeds received from the sales in both such transactions shall not apply to and shall be exempt from the operation of this Section 6.2.

         7.   Fractional Shares. No fractional shares shall be issued upon the
              -----------------
exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         8.   Early Termination. In the event of, at any time during the
              -----------------
Exercise Period, the consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity or in which the stockholders of the Corporation do not own at least 51% of the voting power of the surviving entity (other than a merger solely to effect a reincorporation of the Corporation into another state), or the sale or other disposition of all or substantially all the properties and assets of the Corporation in its entirety to any other person, the Corporation shall provide to the Holder twenty (20) days advance written notice of such consolidation, merger or sale or other disposition of the Corporation's assets, and of this Warrant shall terminate unless exercised prior to the date of the occurrence of such consolidation, merger or sale or other disposition of the Corporation's assets.

         9.   No Stockholder Rights. This Warrant in and of itself (prior to the
              ---------------------
exercise of rights hereunder) shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

         10.  Transfer of Warrant. Subject to applicable laws, the restriction
              -------------------
on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment representation letter in form and substance reasonably satisfactory to the Corporation.

         11.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is
              --------------------------------------------
lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, or other form of

                                                                    Exhibit 4.12

mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         12.  Notices, etc. All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to American Technology Corporation, Attention: President, 13114 Evening Creek Drive South, San Diego, California 92128 and (b) if to the Holder, _______________________, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         13.  Acceptance. Receipt of this Warrant by the Holder shall constitute
              ----------
acceptance of and agreement to all of the terms and conditions contained herein.

         14.  Amendment. Any term of this Warrant may be amended with the
              ---------
written consent of the Corporation and the holders of Warrants representing a majority in interest of the then outstanding Exercise Shares issuable upon exercise of any outstanding Warrant which was issued in connection with the Notes. Any amendment effected in accordance with this Section 14 shall be binding upon each holder of the Warrants.

         15.  Governing Law. This Warrant and all rights, obligations and
              -------------
liabilities hereunder shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of _____________, 2001.

                                        American Technology Corporation

                                              By
                                                 -----------------------------

Attest:


---------------------------
Secretary

                               NOTICE OF EXERCISE

TO: American Technology Corporation

         (1) [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of American Technology Corporation (the "Corporation") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

              [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of American Technology Corporation. (the "Corporation") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of:


                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Corporation's business affairs and financial condition, has read and reviewed the Corporation's Form 10-K Annual Report for the fiscal year ended September 30, 2000, and the Form 10-Q Quarterly Reports for the quarters ended December 31, 2000, March 30, 2000 and June 20, 2001 and all other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision regarding its investment in the Corporation; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Corporation and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Corporation with an opinion of counsel reasonably satisfactory to the Corporation, stating that such registration is not required.

---------------------------     ---------------------------------
(Date)                          (Signature)


-----------------------------
(Print name)

                                                                    Exhibit 4.12

                               ASSIGNMENT FORM

                (To assign the foregoing Warrant, execute this form and supply required information.
                Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to Name:


Name:
       -------------------------------------------------------
                           (Please Print)

Name:
       -------------------------------------------------------
                           (Please Print)

Dated:
       -----------------------------

Holder's
Signature:
           ---------------------------------------------------
Holder's
Address:
           ---------------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.